Exhibit 10.9

ROSS MILLER
Nevada Secretary of State

204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(715) 684 6708

Website: secretaryofstate.biz

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation
For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1.  Name of corporation:

NEXTPHASE WIRELESS, INC.

2.  By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Six Hundred Thousand (600,000) shares of Series A Preferred Stock, par value $4.001 per share- The attached Certificate of Designation is incorporated herein by this reference.

3.  Effective date of filing (optional):                                                           9/30/08
(must not be later than 90 days after the certificate is filed)

4.  Officer Signature                                                                           X           /s/ Thomas Hemingway

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (“Agreement”), dated for reference purposes as of September 30, 2008, is made and entered into by and among NEXTPHASE WIRELESS, INC., a Nevada corporation (the “Company”), and the person or persons identified on Schedule I attached hereto, or any supplement to such Schedule (“Schedule I”), severally and not jointly (each individually, the “Investor” and collectively, the “Investors”).

RECITALS

A.
Each Investor desires either (a) to surrender, cancel and release promissory notes issued by the Company and all claims, interest or other charges thereunder and all security therefor (“Notes”) or other accounts payable of the Company (“Payables”) or (b) to pay cash (“Cash”) (collectively, the Notes, Payables and Cash are herein called the “Consideration”) in exchange for that total number of shares of Series A Preferred Stock, $0.001 par value per share, of the Company set forth in the column entitled the “Preferred Stock Amount” on Schedule I attached hereto (the “Preferred Stock”) having an original issue price equal to the Consideration as shown on Schedule I attached hereto and having the rights, preferences and privileges described in the Certificate of Designation (the “Certificate of Designation”) attached hereto as Exhibit A.

B.
Upon the terms and subject to the conditions of this Agreement, the Company desires to issue to the Investors shares of the Preferred Stock which are convertible into shares of Common Stock, $0.001 par value per share, of the Company (the “Conversion Shares”).  The Preferred Stock and the Conversion Shares are herein called collectively, the “Securities”.

AGREEMENTS

In consideration of the promises and the respective agreements, covenants, representations and warranties contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

ISSUANCE OF SECURITIES

1.1 Exchange of Securities for the Consideration.  Upon the terms and subject to the conditions set forth herein, and in reliance upon the respective representations and warranties of the parties set forth herein, the Company hereby agrees to issue to each Investor at Closing (as defined herein) that number of shares of the Preferred Stock set forth in the column entitled “Preferred Stock Amount” opposite such Investor’s name on Schedule I attached hereto, aggregating that total number of shares of the Preferred Stock set forth in the column entitled “Preferred Stock Amount” on Schedule I attached hereto for all Investors (the “Shares”) for a purchase price per share of $10.00 (the “Purchase Price”), and such Investor agrees to transfer, assign and deliver to the Company that amount of the Consideration set forth on the column entitled “Total Consideration” opposite such Investor’s name on Schedule I attached hereto.

1.2 Closing.  The closing of the exchange of the Consideration for the Preferred Stock hereunder (the “Closing”) will take place at the principal office of the Company or another place as shall be mutually agreed by the Company and the Investors.  The Closing shall take place on September 30, 2008 at 11:59 pm local time (“Closing Date”).  Documents requiring a party's signature may be delivered electronically at or prior to the Closing, and each Investor covenants to promptly after the Closing forward originally-signed copies of such documents to the Company.  Each party agrees to, and not to contest, the validity and enforceability of all documents delivered electronically.  Each party agrees that all deliveries made in connection with the Closing pursuant to this Section 1.2 shall be deemed to occur and be exchanged simultaneously, even if the Investors and the Company may make such deliveries by means other than in person.  At the Closing:

(a) the Company will deliver to each Investor (i) a certificate representing shares of the Preferred Stock in the amount set forth opposite such Investor's name in the column entitled “Preferred Stock Amount” on Schedule 1 attached hereto, and, if applicable, such amount shall reflect interest accrued to and including the Closing Date; (ii) a copy of the Certificate of Designation of the Preferred Stock certified by an officer of the Company (to be followed within two business days by a file-stamped by the office of the Nevada Secretary of State); (iii) certified resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement and the execution and delivery of the documents contemplated by this Agreement, and (iv) such further documents and instruments as may be reasonably requested by such Investor in order to carry out the terms and provisions of this Agreement; and

(b) each Investor will deliver or will have delivered to the Company (i) the Notes, if any, or Cash; (ii) an instrument executed by such Investor cancelling the Notes or Payables, as the case may be, and waiving any interest accruing after the Closing Date, substantially in the form attached hereto as Exhibit B, (iii) releases and terminations of any security for the Notes or Payables in form and substance reasonably acceptable to the Company, (iv) certification on Form W-9 of the Investor's taxpayer identification number, (v) such information as is acceptable to the Company to document and confirm the Investor's investor qualifications; and (vi) such further documents and instruments as may be reasonably requested by the Company in order to carry out the terms and provisions of this Agreement.  The Company's making of the deliveries under Section 1.2(a) shall be deemed not to waive any of the deliveries required by this Section 1.2(b); and each Investor shall make all such deliveries either at or promptly after the Closing and, in any case, immediately upon request of the Company.

ARTICLE 2

CONDITIONS TO CLOSING BY THE INVESTOR

The obligation of each Investor to exchange its portion of the Consideration for its portion of the Preferred Stock at the Closing is subject to the fulfillment of each of the following conditions:

2.1 Representations and Warranties Correct.  The representations and warranties made by the Company in Article III shall be true and correct when made and shall be true and correct as of the Closing as if made at the Closing.

2.2 Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with.

2.3 Approval.  The Company's Board of Directors shall have approved and adopted resolutions authorizing the execution, delivery and performance by the Company of this Agreement, the issuance of the Securities and the transactions contemplated hereby and thereby.

2.4 Due Diligence.  The Investor shall have become satisfied with (a) the information received from or made available by the Company and all other relevant information obtained by the Investor relevant to a decision to invest in the Company's Securities and (b) the extent and scope of the information made available by the Company at the Investor's request.

2.5 No Material Adverse Change.  There shall not have occurred any material adverse change in the Company's business or financial condition, exclusive of any changes in the general economy or business environment that do not selectively affect the Company.

2.6 Invention Assignments and Confidentiality Agreements.  The Company shall have entered into assignment of inventions and confidentiality agreements with each of its key employees.

2.7 Consent to Amendment of Articles.  The Board of Directors of the Company shall have approved and recommended to the Company's shareholders, and Thomas Hemingway (“Hemingway”) and Robert Ford (“Ford”) shall have consented in writing and granted to an acceptable representative of the Investors, an irrevocable proxy to consent in writing or by vote, to approve and adopt an amendment of the Articles of Incorporation of the Company (the “Amendment”) that changes the number of authorized shares of Common Stock from ten million (10,000,000) to fifty million (50,000,000) and makes no other change.  The voting power of Hemingway and Ford shall be sufficient to approve the Amendment if voted in favor of the Amendment together with the voting power of the holders of the Preferred Stock immediately after the Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on a Schedule of Exceptions dated the date hereof delivered by the Company to the Investors (the “Schedule of Exceptions”), the Company hereby represents and warrants to each Investor that the statements contained in this Article III are true and complete as of the date of this Agreement.  The Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article III (provided that the Company's filings with the SEC that are available on the SEC's web site at http://www.sec.gov shall be deemed incorporated by reference into each section of the Schedule of Exceptions), and the disclosures in any section or subsection of the Schedule of Exceptions shall qualify other sections and subsections in this Article III only to the extent it is clear from a reasonable reading of the disclosure that such disclosure is applicable to such other sections and subsections.  When used in this Article III, the phrase “knowledge” shall mean the actual knowledge possessed by Thomas Hemingway or Robert Ford after reasonable due inquiry.

3.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to so qualify, individually or in the aggregate, would not have, or would not reasonably be expected to have, a Material Adverse Effect.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the other Transaction Agreements, and to issue and sell the Shares and the Conversion Shares, to carry out the provisions of this Agreement and the other Transaction Agreements and to carry on its business as presently conducted and as presently proposed to be conducted.

3.2 Authorization; Binding Obligations.  All corporate action on the part of the Company, its stockholders, officers and directors necessary for the authorization of this Agreement and the other Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and as contemplated thereafter, and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Charter shall have been taken on or prior to the Closing.  This Agreement is, and the Transaction Agreements, when executed and delivered, will be, valid and binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.  The offer and sale of the Shares, and the Common Stock issuable upon conversion of the Shares, are not subject to any preemptive rights or rights of first refusal.

3.3 Capitalization; Valid Issuance of Capital Stock; Voting Rights.

(a) The authorized capital stock of the Company immediately prior to the Closing consists of 10,000,000 shares of Common Stock, $0.001 par value per share, and 20,000,000 shares of Preferred Stock, $0.001 par value per share, of which 600,000 shares are designated Series A Preferred Stock.

(b) There are 6,571,181 shares of Common Stock outstanding as of September 29, 2008.  After giving effect to the filing of the Charter and immediately after the Closing, there will be outstanding not more than 600,000 shares of Series A Preferred Stock.  There are 36,778 shares of Common Stock reserved for issuance under outstanding stock options (the “Current Options”), 38,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants and 223,034 shares of Common Stock reserved for issuance under outstanding convertible promissory notes, including interest accrued as of September 30, 2008.  The Company has reserved 2,000,000 shares of Common Stock for issuance under the Plan.  The Company has no other shares of capital stock authorized, issued or outstanding.

(c) All issued and outstanding shares of Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of such securities.  All other securities, including convertible notes and warrants, were issued in compliance with all applicable state and federal laws concerning the issuance of such securities.

(d) Other than as set forth in Section 3.3(b) above and on Section 3.3 of the Schedule of Exceptions, there are no (i) outstanding options, warrants, rights (including conversion, exchange or preemptive rights or rights of first refusal) or Contracts of any kind for the purchase or acquisition from the Company of any of its securities, (ii) Contracts for acceleration or other changes in the vesting provisions or other terms of such Contract as the result of any merger, consolidation, sale of stock or assets, change in control or any other transaction(s) by or involving the Company or (iii) proxy or shareholder voting agreements with respect to the voting of equity securities of the Company.

(e) When issued pursuant to this Agreement and the Charter, the Shares and the Conversion Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances and any preemptive rights or rights of first refusal; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws at the time a transfer is proposed.  The rights, preferences, privileges and restrictions of the Series A Preferred Stock, including the Shares, are as stated in the Charter.

(f) Except as required pursuant to the Registration Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act of 1933, as amended (the “Securities Act”), any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

(g) Section 3.3(g) contains a list of all convertible securities that are subject to anti-dilution protection and the current conversion price.  Since the inception of the Company, there are no convertible securities outstanding, the conversion price of which has been or should have been adjusted pursuant to anti-dilution protection (except for proportional adjustments in the event of stock splits, stock dividends, or other customary adjustments for mergers and the like).  There are no convertible securities outstanding that will be subject to an anti-dilution conversion price adjustment in connection with the transactions contemplated by this Agreement.

(h) As of the date of this Agreement, all equity incentive plans of the Company previously implemented have been modified such that no further grants thereunder are permitted and, except as to any previously outstanding awards, there are no equity incentive plans currently in place.  Substantially all of the options issued under such previous equity incentive plans have been cancelled or terminated prior to exercise and only the Current Options are outstanding.  A list of such Current Options and the related option holder, as well as the date of termination or expiration of each such Current Option is set forth on Section 3.3(h) of the Schedule of Exceptions.

(i) As of the date of this Agreement, Thomas Hemingway is the only executive officer of the Company who holds shares of capital stock of the Company.

3.4 Offering Valid.  Assuming the accuracy of the representations of the Investors in Article IV of this Agreement and subject to the filings described in Section 3.8 below, the Shares and the Conversion Shares will be issued in compliance with all registration, qualification or similar requirements of applicable federal and state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company to the Investors within the registration provisions of the Securities Act or any state securities laws.

3.5 Corporate Records; Minute Books.  True, correct and complete copies of the Company's Charter (prior to adoption of the Certificate of Designation), Bylaws and all amendments thereto are available to each Investor for review on the SEC web site at http://www.sec.gov.  Such Charter and By-laws are in full force and effect.  The minute books of the Company have been made available to the Investors or their counsel and contain a complete summary of all meetings and actions by written consent of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.  The stock ledger of the Company has been made available to the Investors or their counsel and is complete and reflects all insurances, transfers, repurchases and cancellations of shares of capital stock of the Company.

3.6 Subsidiaries.  The Company does not own or control, directly or indirectly, any interest in any other corporation, association, partnership, limited liability company or other entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.7 Compliance with Other Instruments.  The Company is not in violation or default (a) of any term of its certificate of incorporation or by-laws, (b) of any provision of any Contract to which it is party or by which it is, or any of its properties or assets are, bound or (c) of any judgment, decree, order, writ, statute, rule or regulation applicable to the Company or any of its properties or assets.  The execution, delivery, and performance of and compliance with this Agreement and the other Transaction Agreements, and the issuance and sale of the Shares pursuant hereto and the Conversion Shares pursuant to the Charter, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.8 Consents.  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority or any other Person on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of the Charter with the Secretary of State of the State of Nevada; (b) any filings or compliance required under applicable state “blue sky” laws, which filings or compliance will be effected in accordance with such laws; and (c) any filings under the Securities Act of 1933, including the filing of a Form D.

3.9 Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against or directly affecting the Company that questions the validity of this Agreement or the other Transaction Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result in, either individually or in the aggregate, an adverse effect on the assets (including intangible assets), condition (financial or otherwise), affairs, business, property, prospects or results of operations of the Company, nor is the Company aware that there is any basis for the foregoing.  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

3.10 Compliance with Laws.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and or the other Transaction Agreements and the issuance of the Shares or the Conversion Shares except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after each Closing, as will be filed in a timely manner.  The Company is in compliance with and has not violated, in any material respect, any applicable provisions of any laws, statutes, ordinances or regulations, and the Company is in compliance with the terms of any judgments, orders, decrees, injunctions or writs applicable to the Company or its properties or assets.

3.11 Financial Statements.  The audited financial statements of the Company contained in its Form 10-KSB filed with the Securities and Exchange Commission (“SEC”) on July 15, 2008 and unaudited financial statements of the Company contained in its Form 10-Q filed with the SEC on August 19, 2008 (“Financial Statements”) are available to Investor for review on the SEC web site at http://www.sec.gov.  The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

3.12 Absence of Undisclosed Liabilities.  Except as and to the extent reflected or reserved against in the Financial Statements and except for liabilities or obligations arising in the ordinary course of business since June 30, 2008, there are no liabilities or obligations of the Company of any kind whatsoever, whether interest-bearing indebtedness or liabilities or obligations accrued, contingent, absolute, determined, determinable, known, unknown or otherwise.

3.13 Changes.  Since June 30, 2008, there has not been any event or condition of any type that has caused or would reasonably be expected to cause a Material Adverse Effect, excluding general economic conditions.

3.14 Material Contracts.  True, correct and complete copies of each Material Contract are available to each Investor for review on the SEC web site at http://www.sec.gov.  Each such Material Contract is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.  The Company has not assigned, mortgaged, pledged, encumbered or otherwise hypothecated any of its rights, title and interest under any Material Contract.  There has not occurred any material breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a material breach, violation or default by the Company under any such Material Contract or by any other Person to any such Material Contract.  The Company has not been notified that any party to any Material Contract intends to amend, cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

3.15 Intellectual Property.  The Company owns or possesses sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others.  To the Company's knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any Intellectual Property of any other Person.  Other than with respect to commercially available software products under standard end-user object code license agreements and commercially available hardware products under patent or contractual restrictions, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any Contracts with respect to the Intellectual Property of any other Person.  The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently conducted or as presently proposed to be conducted, would violate any of the Intellectual Property of any other Person.  The Company is not aware that any of its employees is obligated under any Contract (including, without limitation, any licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as presently proposed to be conducted.  Neither the execution nor delivery of this Agreement or the other Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted or as presently proposed to be conducted, will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any Contract, under which any of such employees is now obligated.  The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.  To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees, consultants or independent contractors (or Persons it currently intends to hire) made prior to their employment by or performance of services for, the Company.  Each employee, consultant and independent contractor has assigned to the Company all Intellectual Property he, she or it owns that are related to the Company’s business as presently conducted and as presently proposed to be conducted.

3.16 Title to Property and Assets.

(a) Subject to Section 3.16 of the Schedule of Exceptions, the Company has good and marketable title to its properties and assets necessary for its business as presently conducted and as presently proposed to be conducted clear of any defects in title which could materially impair the Company’s ownership or use of such property or assets and free of any liens, claims or encumbrances.  With respect to the property and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest, free of any liens, claims or encumbrances.  The Company does not own any real property.

(b) All machinery, equipment, furniture, fixtures and other personal property and all buildings, structures and other facilities, if any, including, without limitation, office or other space used by the Company in the conduct of its business, are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not interfere with the conduct of normal operations of the Company.

3.17 Permits.  The Company has, and is in material compliance with, the terms of, all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as presently conducted by it, the lack of which, individually or in the aggregate, could have a Material Adverse Effect, and the Company reasonably believes it can obtain any such franchises, permits, licenses or any similar authority for the conduct of its business as presently proposed to be conducted.

3.18 Environmental and Safety Laws.  The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety.  No material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.19 Tax Returns and Payments.  The Company has duly and timely filed all returns and reports with respect to Taxes (“Tax Returns”) as required by law.  These Tax Returns, if any, are true and correct in all material respects.  The Company has paid all Taxes due and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder or other Person.  All other Taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent.  The Company has delivered to each Investor correct and complete copies of all income Tax Returns of the Company since its inception.  The Company has no knowledge (a) that any of its Tax Returns have been or are being audited as of the date hereof, or (b) of any material dispute or claim concerning any Tax liability of the Company.  The Company has no knowledge of any liability for any Tax to be imposed upon it or its properties or assets as of the date of this Agreement that is not adequately provided for.  No claim has been made by a Tax authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax in that jurisdiction, and to the knowledge of the Company, there is no valid basis for any such claim.

3.20 Insurance.  The Company has in full force and effect general commercial, product liability, fire and casualty insurance policies with extended coverage, in amounts and coverage reasonable for companies engaged in similar businesses as the Company.

3.21 Labor Agreements, Employment Terms and Relations.

(a) No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.  To the Company’s knowledge, no employee of the Company or consultant or independent consultant with whom the Company has contracted, is in violation of any term of any employment or consulting contract, proprietary information agreement or any other Contract relating to the right of any such individual to be employed by, or to contract with, the Company.

(b) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any Contract, with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees or the employees of the Company.

(c) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company.  The employment of each officer and employee of the Company is terminable at the will of the Company.  The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

3.22 Employee Benefit Plans.  The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

3.23 Related Party Transactions.  Except as set forth in Section 3.23 of the Schedule of Exceptions, which provides a list of such indebtedness and a related description, including, but not limited to, the principal, interest and other material terms, no employee, officer, director, stockholder or consultant of the Company or member of his or her immediate family (i) is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them or (ii) has any direct or indirect ownership interest in any Person with which the Company is affiliated or with which the Company has a business relationship, or any Person that competes with the Company.

3.24 Executive Officers.  None of the employees of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

3.25 Confidential Information and Invention Assignment Agreements.  Each current employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the counsel for the Investors (the “Confidential Information Agreements”).  No current or former employee has excluded works or inventions from his or her assignment of inventions pursuant to such key employee’s Confidential Information Agreement.  The Company is not aware that any of its key employees is in violation thereof.

3.26 Illegal Payments.  Neither the Company nor any director, officer, agent or employee of the Company has paid, caused to be paid, or agreed to pay, directly or indirectly, in connection with the Company: i) to any government or agency thereof, any agent or any supplier or customer, any bribe, kickback or other similar payment; ii) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law); or iii) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

3.27 Brokers.  There is no investment banker, broker, finder, financial advisor or other Person which has been retained by or is authorized by the Company to act on behalf of the Company who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

3.28 Full Disclosure.  The Company provided the Investors with, or made available to them, all information requested by the Investors in connection with its decision to purchase the Shares, including all information the Company believes is reasonably necessary to make such investment decision.  Neither this Agreement, the attached schedules and exhibits, the other Transaction Agreements nor any other document delivered by the Company to the Investors or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, taken as a whole with all other disclosures given or made available, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.  There are no facts that (individually or in the aggregate) result in a Material Adverse Effect on the Company which have not been disclosed in the Schedule of Exceptions.

3.29 Definitions.  For purposes of Article III, the following terms have the respective meanings set forth below:

“Charter” means the Company's Articles of Incorporation as heretofore amended and as amended by the Certificate of Designation.

“Company Intellectual Property” means all Intellectual Property that is used in connection with the business of the Company as presently conducted or as presently proposed to be conducted and all Intellectual Property owned or licensed by the Company.

“Contracts” means all written and oral contracts, agreements, deeds, mortgages, leases, indentures, subleases, licenses, sublicenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings.

“Conversion Shares” means the shares of Common Stock into which the Series A Preferred Stock is convertible.

“Intellectual Property” means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes, (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all Contracts in connection with the foregoing.

“Material Adverse Effect” means a material adverse effect on the assets (including intangible assets), condition (financial or otherwise), affairs, business, property, prospects or results of operations of the Company.

“Material Contracts” means all Contracts (i) that by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company in excess of $25,000, (ii) under which any of the Company’s properties or assets are subject or bound, (iii) the breach of which could reasonably be expected to have a Material Adverse Effect or (iv) that restrict the Company’s ability to conduct its business anywhere in the world.

“Person” means any natural person, corporation, partnership, company, limited liability company, joint venture, association, government, governmental agency, trust, unincorporated organization or other entity, whether acting in an individual, fiduciary or other capacity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means up to 600,000 shares of Series A Preferred Stock, the aggregate shares of Series A Preferred Stock being sold to the Investors hereunder.

“Taxes” means (i) all federal, state, local and foreign taxes, charges, duties, fees and assessments of any kind, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed with respect to any item described in clause (i), and (iii) any liability with respect to an item described in clause (i) or (ii) payable as a transferee or successor, by reason of contract or assumption, under Treasury Regulation section 1.1502-6 or any similar provision of state, local or foreign law, or otherwise.

“Transaction Agreements” means this Agreement, the Registration Rights Agreement, the Charter and each of the exhibits and schedules thereto.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As a material inducement to the Company to enter into the transactions contemplated by this Agreement, each Investor, for itself and not for any other Investors, hereby represents and warrants to the Company:

4.1 Authorization; Power.  The Investor has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the term of this Agreement. All action on the part of the Investor necessary for the authorization, execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby has been taken. This Agreement is the legal, valid and binding obligation of the Investor, enforceable against such Investor in accordance with its terms.

4.2 No Violation.  The execution and delivery of this Agreement by the Investor, the consummation by the Investor of the transactions provided for herein or contemplated hereby, and the fulfillment by the Investor of the terms hereof, will not (with or without notice or passage of time or both): (a) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease or other instrument or obligation to which the Investor is a party or by which it or any of its assets may be bound, or (b) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Investor or any of its assets.

4.3 Acquiring Securities for Investment.

(a) The Investor will acquire the Securities for investment and not with a view to distributing all or any part thereof in any transaction that would constitute a “distribution” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Investor acknowledges that (i) the Securities have not been registered under the Securities Act, and (ii) the Securities (and any other stock or securities issuable upon conversion or exercise thereof) may not be transferred without registration under the Securities Act or an exemption therefrom.

(c) The Investor is able to bear the complete loss of the Investor's investment in the Securities.

(d) The Investor has had the opportunity to ask questions of, and receive answers from, the Company and its management concerning its investment in the Securities, and has received information satisfactory to the Investor.  The Investor has had the opportunity to review all filings by the Company with the SEC, and the Investor is familiar with the risk factors described therein.

(e) The Investor is an “accredited investor” as defined under Regulation D of the Securities Act and, if the Investor is an entity, it is not an entity formed solely to make this investment.

(f) The Investor has the business and financial experience necessary to protect the Investor's interests in connection with this transaction and to evaluate the merits and risks of an investment in the Securities (and the Common Stock of the Company issuable upon conversion or exercise thereof).

4.4 Fees and Commissions.  The Investor has not made any agreement obligating the Company to pay any compensation to any finder, broker, advisor or representative (each, an “Intermediary”)in connection with the transactions contemplated by this Agreement, and the Investor agrees to indemnify and hold harmless the Company and each other Investor from any liability for any compensation to any Intermediary and any fees and expenses of defending against such liability or alleged liability that arises from the Investor's breach of this Section 4.4.

4.5 Consent to Amendment.  This Agreement and surrender of the Notes shall constitute consent in writing of the Investor to the approval, authorization and adoption of the Amendment.  This consent is intended to be as valid as if given by vote at a duly held meeting of the holders of the Preferred Stock.

ARTICLE 5

COVENANTS

5.1 Rights of Participation in Future Offerings.  Each Investor holding Preferred Stock or Common Stock issuable upon conversion thereof shall have the right to participate in future equity offerings of the Company in order to have an opportunity to maintain its equity interest in proportion to the number of shares of Common Stock it received or could acquire on conversion of Preferred Stock (“As-Converted Amount”) before the future equity offering divided by the sum of the number of shares of Common Stock outstanding before the future equity offering on a fully-diluted basis (not including convertible securities that have been reserved but are not issued and outstanding).  The Company shall provide each such Investor written notice of the terms of the future equity offering at least fifteen (15) calendar days prior to the last business day on which the Investor may elect to invest, and such notice shall specify the price and terms of the future equity offering and the maximum amounts of equity to which the holder can subscribe.  The right shall be exercised, if at all, by such Investor's delivery of payment and executed agreements in the same form as applicable to other investors in the offering.  The right shall expire as to an Investor as to a particular future equity offering if the purchase price and agreements shall not have been tendered by the Investor within fifteen (15) days after notice in writing in given to such Investor.  The right to participate in any future equity offering shall exclude the issuances under and in accordance with presently outstanding options, warrants or convertible notes, future equity compensation under and in accordance with the Plan (as defined below) and with the relevant provisions of this Agreement, bona fide acquisitions, commercial financings, or strategic business arrangements (as approved by the Board of Directors of the Company, which includes the Series A Directors (as defined in the Charter), and the holders of a majority of the outstanding shares of Preferred Stock in accordance with the Charter), and stock splits and stock dividends.  All rights to participate under this Section 5.1 will terminate on the first date when not more than twenty-five percent (25%) of the “Preferred Stock Amount” as listed on Schedule I attached hereto remain issued and outstanding.

5.2 Co-Sale Agreement.  Hemingway, by his execution of this Agreement, hereby covenants to provide each other Investor with ten (10) days' advance written notice of any proposed sale by Hemingway or his affiliates of any shares of Preferred Stock and/or Common Stock, or any rights therein, and such notice will specify the price, terms, date of sale and the purchaser; provided, however, the Hemingway shall be permitted to sell shares of Common Stock to unaffiliated third parties without such requirement only to the extent such shares exceed that number of shares bearing the legend pursuant to the following provisions.  Each other Investor shall have the right to sell on such price and terms, on such date and to such purchaser a respective number of shares of Preferred Stock equal to the total number of shares proposed to be sold multiplied by a fraction with a numerator equal to the number of shares of Preferred Stock that such Investor holds and the denominator is equal to the total number of then outstanding shares of Preferred Stock.  Any transfer by Hemingway without first complying with this Section 5.2 shall be void and of no force or effect whatsoever.  The Preferred Stock and at least that number of shares of Common Stock equal to the greater of (i) 500,000 shares of Common Stock and (i) the majority of shares of Common Stock held by Hemingway from time to time shall bear an appropriate legend to that effect.  All co-sale rights under this Section 5.2 will terminate on the first date when not more than twenty-five percent (25%) of the “Preferred Stock Amount” as listed on Schedule I attached hereto remain issued and outstanding.

5.3 Expenses.  On or about November 5, 2008, the Company shall reimburse up to $5,000 of the documented fees and costs of one special legal counsel in connection with the negotiation of this Agreement and the transactions contemplated at the Closing, and such counsel shall be selected by and serve as counsel to the Investor acquiring a majority of the Preferred Stock being issued at Closing.

5.4 Vesting of Employee Stock.  All stock incentive agreements of the Company with its or its subsidiaries' employees, consultants, directors or officers shall provide for periodic vesting, subject to continuation of service, not more accelerated than ratably over a period of at least three (3) years.

5.5 Registration Rights.  From and after June 15, 2009, any Investors (except for Tom) who are not permitted to sell all Preferred Stock held by such Investors pursuant to Rule 144 within a period of 90 days shall have the right to (a) demand of registration of the Common Stock receivable or received on conversion of their Preferred Stock, by written notice to the Company given by a majority in interest of such, and upon receiving such notice the Company shall use commercially reasonable efforts to cause a registration statement to register all such shares for resale to be filed with the Securities and Exchange Commission under the Securities Act of 1933, to become effective and to remain effective for a reasonable period of time, not exceeding 20 trading days and (b) to elect to include their shares on each or any registration statement (other than a registration statement for an employee equity incentive plan or an acquisition or other form inappropriate for including their shares) filed by the Company with the Securities and Exchange Commission.  The Company shall indemnify, defend and hold harmless each Investor from any loss, claim, cause of action or demand arising from any allegedly false or misleading statement in the registration statement, other than regarding any allegedly false or misleading information provided by any Investor for inclusion in the registration statement.  The Company shall enter into a registration rights agreement, substantially in the form attached hereto as Exhibit C with each Investor who purchases more than thirty percent (30%) of the shares of Preferred Stock at Closing, and such registration rights agreement shall supersede the obligations of the Company with respect to such Investor contained in this Section 5.5.

5.6 Information Rights.  The Company shall file its annual and quarterly reports with the Securities and Exchange Commission on a timely basis, after the effects of any extensions permitted by applicable rules.  So long as an Investor holds at least fifteen percent (15%) of the then outstanding shares of the Preferred Stock (a “Major Investor”), the Company shall deliver to such Major Investor such information relating to the financial condition, business, prospects or corporate affairs of the Company as such Investor may reasonably request from time to time; provided, that the Company shall not be obligated to provide written documentation to such Major Investor more than ten (10) times in each fiscal year.  Each Major Investor shall also have rights of inspection, in person or through representatives, of the Company's financial books and records and access to the Company's financial officers at reasonable times to ask questions and receive answers concerning the Company's periodic financial statements.  All information rights under this Section 5.6 will terminate on the first date when not more than twenty-five percent (25%) of the “Preferred Stock Amount” as listed on Schedule I attached hereto remain issued and outstanding.

5.7 Availability of Information and Management.  Prior to the Closing, the Company shall make available to each Investor its facilities, management personnel (including Hemingway and Ford) and records for purposes of due diligence by such Investor or such Investor's representatives or advisors.  Each Investor, on behalf of itself and its representatives or advisors, agrees to hold all information provided or made available by the Company in strict confidence, not to use or disclose, and not to permit the use or disclosure, of such information except for the purpose of determining whether to invest under this Agreement and for purposes reasonably necessary to enforcement of this Agreement after the Closing.

5.8 Stock Incentive Plan.  The Company shall not amend any previously adopted equity incentive plans (“Prior Plans”) or any grants made under any previously adopted equity incentive plans (“Prior Grants”) and shall allow all outstanding Prior Grants to expire in accordance with their terms or earlier.  The Company shall prepare and submit, after the Closing, a 2008 Stock Incentive Plan for consideration of the Investors holding a majority of the outstanding Preferred Stock (in such form as may be approved by holders of a majority of the outstanding Preferred Stock, the “Plan”).  The Company shall not approve any amendment of the Plan that increases the amount of Common Stock issuable under the Plan, accelerates the vesting of the awards under the Plan or makes the Plan materially more burdensome to the Company, and the Company shall not adopt or approve any other equity incentive plan or equity awards for employees, consultants, directors or officers, except, in each such case, with prior specific approval of holders of the majority of then outstanding shares of Preferred Stock. All restrictions under Section 5.8 shall terminate when not more than fifteen percent (15%) of the “Preferred Stock Amount” as listed on Schedule I attached hereto remain issued and outstanding.

5.9 Cancellation of Prior Grants and Voting Agreement.  Hemingway hereby agrees that all Prior Grants to Hemingway are hereby released, terminated and cancelled.  Each of Hemingway and Ford, by their signatures on this Agreement, hereby irrevocably grant to the Investors holding a majority of the outstanding Preferred Stock the right and proxy to vote and give written consent on behalf of Hemingway and Ford respectively in favor of the Amendment.  Such right and proxy is coupled with an interest.

5.10 No Shop Clause.  The Company shall not, prior to the Closing, publicize this Agreement or the terms for purposes of obtaining or seeking to obtain similar financing on terms more favorable to the Company than those provided in this Agreement.

5.11 Amendment.  The Company shall use best efforts to carry out all necessary corporate action to put into effect promptly after the Closing an increase from 10,000,000 to 50,000,000 in the authorized number of shares of Common Stock.  In the event such approval shall not have been received by March 31, 2009, the Company shall offer the Investors an exchange of the Preferred Stock for the Cash, Notes or Payables, as the case may be, exchanged hereunder for the Preferred Stock, with interest, if any, accrued from the Closing Date.

5.12 Indemnification.

(a) In addition to all of the rights and remedies available to each Investor a law or in equity, the Company shall indemnify each Investor and such subsequent holder of the Preferred Stock, and their respective affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the “Indemnified Parties”) and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred, for any loss (including without limitation, diminution in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Losses”) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any misrepresentation or breach of a representation or warranty on the part of the Company under Article III; (i) without duplication of Section 5.12(a)(i), any misrepresentation in or omission from any of the representations or warranties contained in the Transaction Agreements, or any of the Schedules thereto, or any of the certificates or other documents furnished to such Investor by the Company and contemplated by the Transaction Agreement;  (iii) any non-fulfillment or breach of any covenant or agreement on the part of the Company under the Transaction Agreements; or  (iv) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against or affecting the Company and/or its affiliates or subsidiaries which, if successful, would give rise to or evidence the existence of or relate to a breach of (A) any of the representations or warranties at the time made or (B) covenants of the Company.

(b) The liability of the Company for indemnification shall not exceed the Consideration.  The Company shall have no obligation or liability for indemnification unless the claim exceeds ten percent (10%) of the Consideration.  The representations and warranties in Section 3.9 and 3.11 through 3.28, inclusive, shall expire on the fourth anniversary of the Closing Date and the balance shall survive indefinitely, subject to any applicable statute of limitations.

ARTICLE 6

MISCELLANEOUS

6.1 Survival of Representations and Warranties.  All representations and warranties contained herein, or made pursuant hereto, will survive the execution and delivery of this Agreement.

6.2 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law and to carry out the intent of the parties, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

6.3 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts taken together will constitute one and the same agreement.

6.4 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

6.5 Interpretation of Agreement.  Neither this Agreement, nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith, shall be construed against any party as the principal draftsperson hereof or thereof.

6.6 Governing Law.  All questions concerning the construction, validity and interpretation of, and performance of the obligations imposed by, this Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and wholly to be performed in that state.

6.7 Waivers and Amendments.  Except as otherwise expressly provided herein, the provisions of this Agreement (a) that are for the benefit of the Investor, may only be waived by the holders of a majority of the Securities then outstanding on an as-if converted basis, and (b) may be amended only by the written agreement of the Company and the holders of a majority of the Securities then outstanding on an as-if converted basis.

6.8 Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of each Investor or any holder of the Securities are also for the benefit of, and enforceable by, any subsequent holders of such Securities.

6.9 Notices.  Any notices required, permitted or desired to be given hereunder shall be delivered personally, or sent by overnight courier or mailed, registered or certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery, one business day after deposit with an overnight courier or three business days after deposit in the mail:

If to the Company, to:

   NEXTPHASE WIRELESS, INC.
   300 S. Harbor Boulevard, Suite 500
   Anaheim, CA 92805
   Attention:  Thomas C. Hemingway, Chief Executive Officer

If to an Investor, to the address set forth on the respective Investor Signature Page.

6.10 Delays or Omissions.  No failure to exercise or delay in the exercise of any right, power or remedy accruing to any holder of a Securities, upon any breach or default of the Company under this Agreement will impair any such right, power or remedy of such holder; nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

6.11 Remedies Cumulative.  All remedies, under this Agreement, the Securities, by law or otherwise afforded to the holder of the Securities, will be cumulative and not alternative.

6.12 Time of Essence.  Time is of the essence under this Agreement, and each deadline herein is subject to strict enforcement

6.13 Hemingway Employment.  Hemingway acknowledges that the Preferred Stock to be received by Hemingway as set forth on Schedule I includes payment in full of all unpaid compensation for his services for the Company or any affiliates to June 30, 2008 and any and all loans extended to the Company through June 30, 2008.  Upon receipt of such Preferred Stock, Hemingway releases the Company and each affiliate, its respective directors, officers, employees and other agents, from any claim for unpaid compensation and loans for periods to June 30, 2008 or for any related breach of the Employment Agreement, dated as of  November 5, 2007, by and between the Company and Hemingway.  In the event of any conflict or inconsistency between the express provisions of this Agreement and the Employment Agreement, dated as of  November 5, 2007, by and between the Company and Hemingway, the terms of this Agreement shall control.

6.14 Ford Agreement.  Ford acknowledges that the Preferred Stock to be received by Ford as set forth on Schedule I includes payment in full of all unpaid compensation for his services for the Company or any affiliates and any and all loans extended to the Company.  Upon receipt of such Preferred Stock, Ford releases the Company and each affiliate, its respective directors, officers, employees and other agents, from any claim for compensation, loans, severance or any other claims whatsoever on account of or related to his employment, termination of employment, or for any breach of the Employment Agreement, dated as of  November 5, 2007, by and between the Company and Ford; provided, the Company's obligation to reimburse Ford for expenses as previously approved by the Company shall survive this release.  In the event of any conflict or inconsistency between the express provisions of this Agreement and the Employment Agreement, dated as of November 5, 2007, by and between the Company and Ford, the terms of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

NEXTPHASE WIRELESS, INC.

By:        /s/ Thomas C. Hemingway
Name:   Thomas C. Hemingway
Title:     Chief Executive Officer and Chief Financial Officer

/s/ Thomas C. Hemingway
Thomas Hemingway

/s/ Robert Ford
Robert Ford

[INVESTOR SIGNATURE PAGE FOLLOWS]

[INVESTOR SIGNATURE PAGE]

INVESTOR

By:  _________________________

Name:

Title:

Address:

SCHEDULE I

			Total Consideration	Preferred Stock Amount
		Total Interest @ 9/30/08	Total Balance Owing @ 9/30/08
Investor	Principal

Frank Moy	22,500.00	2,813.42	25,313.42	2,531
James Davis	52,500.00	4,740.82	57,240.82	5,724
Joseph Hinshaw	60,000.00	6,081.37	66,081.37	6,608
Tyler Cohee	30,000.00	3,029.18	33,029.18	3,303
Brueklander Family Rev Trust	15,000.00	1,852.60	16,852.60	1,685
Chris Robinson	30,000.00	3,020.55	33,020.55	3,302
Richard Chapman	30,000.00	2,983.15	32,983.15	3,298
Dunn Family Trust	150,000.00	11,515.48	161,515.48	16,152
Kenneth Miller	15,000.00	1,711.64	16,711.64	1,671
Stuart Ledsam	120,000.00	11,898.08	131,898.08	13,190
Helmstrom Family Living Trust	165,000.00	15,304.11	180,304.11	18,030
James and Patricia Cowles	45,000.00	4,116.58	49,116.58	4,912
The McKay Trust	60,000.00	5,166.58	65,166.58	6,517
Robert Edmonson	30,000.00	2,275.48	32,275.48	3,228
Stephen Cohee	15,000.00	1,245.62	16,245.62	1,625
Randolph Alan Cole Trust	30,000.00	2,491.23	32,491.23	3,249
David G. Coe and Larissa F Coe	30,000.00	2,491.23	32,491.23	3,249
Richard V. and Lynda K. Logoteta	15,000.00	1,245.62	16,245.62	1,625
Williamson Family Trust	30,000.00	2,002.19	32,002.19	3,200
Strain(9)	375,000.00	33,842.47	408,842.47	40,884
Strain (6)	2,300,000.000	138,378.08	2,438,378.08	243,838
Louis Alfred Kridle	15,000.00	949.32	15,949.32	1,595
James Barrett	30,000.00	1,881.37	31,881.37	3,188

Sub-Totals	3,665,000.00	261,036.17	$3,926,036.17	392,604

Robert Ford			250,000.00	25,000
Tom Hemingway			250,000.00	25,000
David Noyes			70,000.00	7,000
Don Burris			206,000.00	20,600
Elite Financial			66,000.00	6,600

Total			$4,768,037	476,804

EXHIBIT A

Certificate of Designation

1. Designation, Amount, Par Value.  The initial series of Preferred Stock shall be designated as the Series A Preferred Stock (the “Series A Preferred Stock”), and the number of shares so designated shall be six hundred thousand (600,000).  The par value of each share of Series A Preferred Stock shall be $0.001.

2. Dividends.  The holders of shares of Series A Preferred Stock shall be entitled to receive, out of any assets legally available therefor, cumulative dividends that shall accrue annually at the rate of one dollar ($1.00) per share of Series A Preferred Stock, as adjusted for any stock splits, stock dividends and recapitalization, and shall be payable only when, as and if (i) the shares of Series A Preferred Stock are converted at the election of the holder pursuant to Section 6(a); (ii) the shares of Series A Preferred Stock are converted automatically pursuant to Section 6(b); (iii) there is a Liquidation (as defined below) pursuant to Sections 3(a) or 3(b); or (iv) the shares of Series A Preferred Stock are redeemed by the Corporation (any redemption requiring a mutual agreement between the Corporation and the holder of the shares of Series A Preferred Stock being redeemed); in each case of clauses (i) through (iv) above, such dividends shall be payable in cash or, at the election of the holder, converted into shares of Common Stock at the lower of the then-current market price per share and the Conversion Price (as defined below); provided, that in the case of clause (i) above, if the holder elects to be paid in cash, the Corporation shall make such payment only if the Corporation has sufficient reserves to continue to conduct its business in the ordinary course as determined by the Board of Directors of the Corporation, including the Series A Directors, and if it is determined that the Corporation does not have sufficient reserves, the holder may elect to either convert such dividends into shares of Common Stock as set forth above or terminate the potential conversion of such shares of Series A Preferred Stock into shares of Common Stock.  The holders of the Series A Preferred Stock also shall be entitled to participate on an as converted basis in any dividends declared and paid on the Common Stock, except stock dividends for which an appropriate adjustment is made in the Conversion Price.  No dividend (other than a dividend payable in Common Stock or rights to purchase Common Stock) may be declared and paid upon shares of Common Stock while any shares of Series A Preferred Stock are outstanding without the consent of holders of at least two-thirds of the outstanding Series A Preferred Stock.  No accrued and unpaid dividend shall ever bear interest.

3. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation”), the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, a preference amount per share, in cash, or as provided in subsection 3(b) in kind, consisting of the sum of (A) ten dollars ($10.00) for each outstanding share of Series A Preferred Stock, as adjusted for any stock splits, stock dividends and recapitalizations, to the extent they change the number of outstanding shares of Series A Preferred Stock (the “Original Issue Price”) and (B) an amount equal to accrued but unpaid dividends on such share, if any (the sum of such accrued dividends and the Original Issue Price herein called the “Preference Amount”).  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Preference Amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among such holders in proportion to the full Preference Amount each such holder is otherwise entitled to receive.

(b) Subject to subsection 6(b)(ii), a Liquidation shall be deemed to be occasioned by, or to include the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (a “Sale”), including, without limitation,  (i) any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation, (ii) a sale of all or substantially all of the assets of the Corporation; (iii) a sale of authorized and unissued shares of the Corporation, unless in any of the cases described in clauses (i), (ii) or (iii), the Corporation’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.  Notwithstanding the foregoing, the holders of a majority of the outstanding shares of Series A Preferred Stock shall have the right to elect not to have a Sale be deemed a Liquidation for purposes of this Section 3 and such election shall be binding on all the holders of stock of the Corporation.  In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed to be such consideration’s fair market value, as determined reasonably by the Board of Directors, including the Series A Directors (as defined below), and payment thereof shall be in kind and from the same source of payment as contemplated in the acquisition.

(c) After payment to the holders of the Series A Preferred Stock of the amount set forth in subsection 3(a) or 3(b), the then remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Preferred Stock pro rata based on the number of shares of Common Stock issuable upon conversion of all such Series A Preferred Stock.

4. No Redemption.  This Corporation shall not have the unilateral right to call or redeem any shares of the Series A Preferred Stock.

5. Voting Rights.  The holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted.  In the election of directors, the holders of Series A Preferred Stock shall be entitled, voting separately as a class, to elect two (2) directors (each, a “Series A Director and collectively, the “Series A Directors”), and the holders of Common Stock, voting as a separate class, shall be entitled to elect all other directors, up to the number of authorized directors; provided, however, if and only if a Qualified Public Offering (as defined below) shall not have been consummated on or before November 30, 2012, the holders of Series A Preferred Stock voting as a separate class shall thereafter have the right to elect a majority of the authorized number of directors, and the holders of Common Stock, voting as a separate class, shall be entitled to elect all other directors, up to the number of authorized directors.  On all matters requiring approval of shareholder other than (i) the election of directors, (ii) as provided in Section 8, or (iii) as expressly required by law, each holder of Series A Preferred Stock shall vote together with the Common Stock as a single class.  Accordingly, each holder of Series A Preferred Stock shall be entitled to notice of any shareholders’ meeting, which shall be given in accordance with the Bylaws of the Corporation.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. Conversion.  The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price (if the holder elects not to convert any accrued and unpaid dividends and instead receive payment in cash) or the Preference Amount (if the holder elects to convert all accrued and unpaid dividends) by the then applicable Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Conversion Price per share for Series A Preferred Stock (as from time to time in effect, the “Conversion Price”) shall be one dollar ($1.00).  Such initial Conversion Price shall be adjusted from time to time on and subject to the terms as hereinafter provided.

(b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price (if the holder elects not to convert any accrued and unpaid dividends and instead receive payment in cash) or the Preference Amount (if the holder elects to convert all accrued and unpaid dividends) by the then applicable Conversion Price, after adjustment as provided elsewhere in this Section 6,

(i) immediately prior to the closing of a public offering of the Corporation’s Common Stock (a) in which the gross proceeds to the Corporation are five million dollars ($5,000,000) or more, and (b) at a price per share of Common Stock (adjusted for any stock splits, stock dividends and recapitalizations of or on the Common Stock) not less than two dollars ($2.00) (the "Target Value") for each share of Common Stock of the same class into which the Series A Preferred Stock would then convert (a “Qualified Public Offering”); or

(ii) in the event the holders of the majority of the shares of Series A Preferred Stock elect not to treat a Sale as a Liquidation pursuant to Section 3(b), a Sale in which the holders of Series A Preferred Stock would receive in cash or Marketable Securities (as defined below) not less than the Target Value for each share of Common Stock into which the share of Series A Preferred Stock would then convert, where “Marketable Securities” means securities of the same class as those listed for trading on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Exchange, or accepted for such trading upon issuance or official notice of issuance.

(c) Mechanics of Conversion.  Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that states (a) such holder elects to convert all or a specified number of shares of Series A Preferred Stock constituting a portion thereof, (b) whether the holder elects to convert dividends accrued on the shares being converted, and (c) the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted and such notice and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations.

(i) The Conversion Price of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(A) Upon each issuance by this Corporation of any Additional Stock (as defined below) after the date upon which any shares of the Series A Preferred Stock were first issued (the “Purchase Date”), without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

(B) No adjustment of the Conversion Price for Series A Preferred Stock shall be made in an amount less than one cent ($.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, and upon such adjustment the Conversion Price for such Preferred Stock shall be rounded up or down to the nearest cent.  Except to the limited extent provided for in subsections 6(d)(i)(E)(3), (E)(4) or (E)(5) or 6(d)(iv), no adjustment of such Conversion Price pursuant to this subsection 6(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

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(C)           In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)           In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors, including the Series A Directors, irrespective of any accounting treatment.

(E)           In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 6(d)(i) and subsection 6(d)(ii):

(1)           The aggregate maximum number of shares of Common Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 6(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights, and not including the exercise price provided in such options or rights for the Common Stock covered thereby until received by the Corporation.

(2)           The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), and not including the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities (other than the principal amount of convertible securities to the extent the Corporation has received such consideration as of the issuance thereof) or the exercise of any related options or rights until received by the Corporation.

(3)           In the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change.

(4)           Subsequent to the issuance of options or rights to purchase Common Stock, or of securities convertible into or exchangeable for Common Stock, and upon any payment of the exercise price provided in options or rights to purchase Common Stock, or upon any payment of the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of securities (other than the principal amount of convertible or exchangeable securities to the extent the Corporation had received such consideration as of the issuance of the convertible or exchangeable securities) or the exercise of any related options or rights, the Conversion Price of the Series A Preferred Stock, to the extent computed using such options, rights or securities without including the consideration or additional consideration, shall be recomputed to reflect the payment of the consideration or additional consideration.

(5)           Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 6(d)(i)(E)) by this Corporation after the Purchase Date other than

(A)           Common Stock issued pursuant to a transaction described in subsection 6(d)(iii) hereof;

(B)           Common Stock issued upon conversion of shares of Series A Preferred Stock; or

(C)           the issuance of Common Stock to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar arms’ length transactions with non-affiliates of the Corporation, in each case approved by each of the Board of Directors, including the Series A Directors, and the holders of a majority of the outstanding shares of Series A Preferred Stock pursuant to Section 8(l).

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(iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a reverse-split or combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 6(d)(iii), then, in each such case for other purposes of this subsection 6(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6), provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of such number of shares of Common Stock deliverable upon conversion immediately prior to that recapitalization would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) Capital Reorganization, Merger or Sale of Assets.  If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale or an amount of cash receivable as if the Series A Preferred Stock had converted into shares of Common Stock.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6 shall be applicable after that event in as nearly equivalent a manner as may be practicable.  Subject to Sections 3 and 6(b), each holder of Series A Preferred Stock upon the occurrence of an event set forth in this Section 6(g) shall have the option of electing treatment of its shares of Series A Preferred Stock under this Section 6(g) by giving the Corporation written notice of such election at least ten days prior to the close of such transaction unless such holders received notice of the transaction less than 20 days prior to the close of such transaction, then the notice of election shall be given within 10 days after such notice.

(h) No Impairment.  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(i) Certificates as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

(j) Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.  The failure to provide such notice itself shall not impair the validity or effectiveness of such action.

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(k) Issue Taxes.  The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(l) Limitation on Conversion; Reservation of Stock Issuable Upon Conversion.  At the date of adoption of this Certificate of Designation, the Series A Preferred Stock shall be convertible, on a first to convert basis, only to the extent that there are authorized and unissued shares of Common Stock available for issuance.  The Corporation shall take all such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes of conversion of all of the shares of Series A Preferred Stock in addition to other existing and future commitments and uses for shares of Common Stock, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation in order to increase the authorized number of shares of Common Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, either (a) all of its authorized and unissued shares of Common Stock or (b) such lesser number of its authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.  If at any time the number of authorized but unissued shares of Common Stock shall become insufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such further corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

(m) No Fractional Shares.  No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock.  All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation, including the Series A Directors).

(n) Notices.  Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, Certified Mail—Return Receipt Requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

7. Amendment.  Any term relating to the Series A Preferred Stock may be amended and the observance of any term relating to the Series A Preferred Stock may be waived (either generally or in a particular instance) only with the vote or written consent of holders of a majority of the outstanding shares of the Series A Preferred Stock.  Any amendment so effected shall be binding upon the Corporation and every holder of the Series A Preferred Stock.

8. Protective Provisions.  So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class:

(a) Change (by merger, reclassification, amendment or otherwise) the rights, preferences, privileges or limitations of the Series A Preferred Stock so as to affect them adversely (including, without limitation, the issuance of securities having dividend, liquidation or redemption rights senior to or on a parity with the Series A Preferred Stock);

(b) Effect, or obligate itself to effect, (by way of any merger, consolidation, reorganization, reclassification, recapitalization or other change with respect to any outstanding shares of stock which results in) the issuance of shares of stock or any other equity security, including options, rights to purchase securities and convertible or exchangeable debt securities, senior to, or on a parity with, the Series A Preferred Stock as to dividend rights, liquidation preferences, or conversion rights, or senior to the Series A Preferred Stock as to voting rights;

(c) Purchase, redeem or otherwise acquire any shares of Common Stock or other shares of capital stock of the Corporation that are junior to or on a parity with the Series A Preferred Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, consultants, vendors or employees of this Corporation or any subsidiary pursuant to agreements approved by this Corporation’s Board of Directors, including the Series A Directors, under which this Corporation has the option to repurchase such shares for a nominal price upon the occurrence of termination of employment or services;

(d) Increase or decrease (below the number of shares of Series A Preferred Stock then outstanding) the total number of authorized shares of Series A Preferred Stock;

(e) Amend or repeal any provision of the Corporation’s Articles of Incorporation if such action would materially and adversely change the rights, preferences or privileges of the Series A Preferred Stock;

(f) Effect, or obligate itself to effect, a Sale;

(g) Increase the number of directors to any number greater than seven (7);

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(h) Approve any liquidation, dissolution, recapitalization or reorganization of the Corporation;

(i) Approve any encumbrance of substantially all of the assets of the Corporation;

(j) Declare or pay any dividend or other distribution on the Common Stock or other shares of capital stock of the Corporation that are junior to or on a parity with the Series A Preferred Stock (other than a dividend on shares of Common Stock payable in the form of shares of Common Stock);

(k) Approve stock purchase, stock option, or any other equity incentive plan or agreement for, or any issuances thereunder to, any employees, consultants, officers or directors of the Corporation (other than grants approved by the Board of Directors, including the Series A Directors, pursuant to a plan approved in accordance with this provision); or

(l) Issue any shares of capital stock at a valuation below the then-current Conversion Price to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar arms’ length transactions with non-affiliates.

9. No Reissuances of Series A Preferred Stock.  No share or shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock.

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EXHIBIT B

INSTRUMENT OF CANCELLATION

The undersigned (the “Investor”) is a creditor of NextPhase Wireless, Inc., a Nevada corporation (the “Company”), and hereby cancels, releases, relinquishes and discharges all promissory notes heretofore issued by the Company ("Notes") and any other outstanding accounts payable (“Payables”), in each case including interest, costs, expenses and other charges thereunder, whether due or to become due that is owed to the Investor by the Company.  Interest on any Notes accruing after September 30, 2008, is hereby waived, relinquished and forgiven.  This Instrument of Cancellation is delivered at the Closing under and pursuant to the Securities Exchange Agreement (“Agreement”) entered into between the Company and the investors listed therein dated for reference purposes September 30, 2008.

Investor further agrees to and confirms the amount of Series A Preferred Stock of the Company as set forth in the attached copy of Schedule I to the Agreement to be received by the undersigned Investor in exchange for the cancellation hereby evidenced of the Notes and Payables, as applicable, owed to the undersigned Investor.

IN WITNESS WHEREOF, the undersigned Investor has caused this Instrument of Cancellation to be executed and delivered effective September 30, 2008.

INVESTOR

_________________________
Print Name:
Title (if any):

COMPANY
NextPhase Wireless, Inc.

By: _________________________
       Thomas Hemingway, President

EXHIBIT C

NextPhase Wireless, Inc.

REGISTRATION RIGHTS AGREEMENT

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 30th day of September, 2008, by and among NextPhase Wireless, Inc., a Nevada corporation (the “Company”) and each of the investors listed on Schedule A attached hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS,  the Investors are party to that certain Securities Exchange Agreement dated for reference purposes September 30, 2008 among the Company, the Investors and the other parties thereto (the “Exchange Agreement”), under which the Company and the Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the Investors and the Company;

NOW, THEREFORE, the parties to this Agreement agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any Person, any other Person which controls, or is controlled by, or is under common control with such Person.

1.2 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3 “Damages” means any loss, claim, damage or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state securities law, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or allegedly untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in the circumstances in which made; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5 “Excluded Registration” means (i) a registration relating either to the sale of securities to employees, directors or other service providers of the Company pursuant to a stock option, stock purchase, or similar plan, (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.6 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.7 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.8 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.9 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.10 “Permitted Transferee” shall mean (i) in the case of any Holder who is an individual, (A) an Immediate Family Member of such individual and (B) any trust for the benefit of the foregoing; (ii) in the case of any Holder that is a partnership, (A) any of the limited partners, general partners, retired limited partners or retired general partners of such partnership and (B) any Affiliate of such partnership; (iii) in the case of any Holder that is a corporation, (A) any stockholder or former stockholder of such corporation and (B) any Affiliate of such corporation; and (iv) in the case of any Holder that is a limited liability company, (A) any member or retired member of such limited liability company and (B) any Affiliate of such limited liability company.

1.11 “Person” means any natural person, corporation, partnership, company, limited liability company, joint venture, association, government, governmental agency, trust, unincorporated organization or other entity, whether acting in an individual, fiduciary or other capacity.

1.12 “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

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1.13 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock or conversion of dividends on the Series A Preferred Stock, (ii) any Common Stock issued or issuable upon conversion of any capital stock of the Company acquired by the Investors after the date hereof in exchange for the Series A Preferred Stock, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.14 “Restricted Securities” means the securities of the Company required to bear a legend substantially as set forth in Section 2.12(b) hereof.

1.15 “SEC” means the Securities and Exchange Commission.

1.16 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.17 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.18 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.19 “Selling Expenses” shall have the meaning set forth in Section 2.7.

1.20 “Selling Holder Counsel” shall have the meaning set forth in Section 2.7.

1.21 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

2. Registration Rights.  The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) If at any time after September 30, 2009, the Company receives a request from Holders of Registrable Securities holding at least 50% of the Registrable Securities issued or issuable from Series A Preferred Stock then outstanding that the Company file a registration statement covering such Registrable Securities, then the Company shall: (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, use its best efforts to file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holder, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b).

(b) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities (other than in an Excluded Registration) for its own account or that of any other security holder during such ninety (90) day period.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:  (i) after the Company has effected one (1) registration; or (ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made pursuant to Section 2.3.  A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1.

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2.2 Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.4, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.7.

2.3 Form S-3 Registration.  If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the Initiating Holders that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a notice thereof (the “Form S-3 Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any case within seventy-five (75) days after the date such request is given by the Initiating Holders, to file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by the Initiating Holders and any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Form S-3 Notice is given, and in each case, subject to the limitations of Section 2.1(b) and Section 2.4; provided further that the Company shall not be obligated to effect any registration pursuant to this Section 2.3 more than once in any twelve (12) month period; and provided further that the Company shall not be obligated to effect any registration pursuant to this Section 2.3 more than three (3) times in the aggregate. Registrations effected pursuant to this Section 2.3 shall be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4 Underwriting Requirements.

(a) If, pursuant to Section 2.1 or Section 2.3, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or Section 2.3, and the Company shall include such information in the Demand Notice or the S-3 Notice, as the case may be.  The underwriter(s) will be selected by the Initiating Holders, subject to the approval of the Company, such approval not to be unreasonably withheld. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; including, but not limited to, limited representations and warranties and no liability for matters related to the content of the registration statement not provided by Holders for inclusion therein, any related amendments and supplements and the prospectus, including the preliminary prospectus.  Notwithstanding any other provision of this Section 2.4, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  For purposes of the provision in this Section 2.4(b) concerning apportionment, for any selling Holder, the Permitted Transferees of such Holder shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Sections 2.1 and 2.3, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.4(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

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2.5 Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling all Registrable Securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such period shall be one hundred eighty (180) days rather than ninety (90) days;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders prior to the filing of the registration statement and the number of such jurisdictions shall in no event exceed four (4) in number; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, independent accountants and other agents to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent in connection with any such registration statement;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.6 Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.7 Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, of one counsel for the selling Holders (the “Selling Holder Counsel”) not to exceed twenty thousand dollars ($20,000), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1 or Section 2.3, as the case may be; provided further, that if, at the time of such withdrawal, the Holders learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1 or Section 2.3.  All underwriting discounts, commissions and other expenses of the Selling Holders relating to the sale of Registrable Securities registered pursuant to this Section 2, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company pursuant to this Section 2.7 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf (the “Selling Expenses”).

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2.8 Delay of Registration.  No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9 Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, managers, officers, directors and employees of each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such investigation, claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise solely out of or are based solely upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any) who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise solely out of or are based solely upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any investigation or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity under this Section 2.9(b) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such action.

(d) The foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

(e) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.9(e), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
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2.10 Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to such Form S-3 (at any time after the Company so qualifies to use such form).

2.11 Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to (a) a Permitted Transferee of such transferring Holder, or (b) any transferee acquiring at least five thousand (5,000) shares of Registrable Securities; provided, however, that (x) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred; and (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.12.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee that is a Permitted Transferee of a Holder shall be aggregated together with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.

2.12 Restrictions on Transfer.

(a) The Series A Preferred Stock and the Registrable Securities shall not be sold, pledged or otherwise transferred, and the Company shall not recognize any such sale, pledge or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate representing a Holder's (i) Series A Preferred Stock, (ii) Registrable Securities and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c) The Holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, such Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either: (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon such Holder shall be entitled to sell, pledge or transfer such Restricted Securities in accordance with the terms of the notice given by such Holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to a Permitted Transferee of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12(c).  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

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2.13 Termination of Registration Rights.  Notwithstanding any other terms or provisions of this Agreement, the right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2, or Section 2.3 shall terminate when all of such Holder’s Registrable Securities may be sold without restriction under SEC Rule 144.

2.14 Subsequent Registration Rights.  After the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock (other than only as to one or more Excluded Registrations), or to include such shares in a registration statement that would reduce the number of shares includable by the Holders, in each case unless consented to by the holders of a majority of the Registrable Securities, such consent not to be withheld or delayed unreasonably.

3. Miscellaneous.

3.1 Successors and Assigns.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.  The rights under this Agreement may be assigned by each Holder (but only with all related obligations) by a Holder to (a) a Permitted Transferee of such transferring Holder, or (b) any transferee acquiring at least five thousand (5,000) shares of Registrable Securities, provided, however, that (x) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred; and (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.12.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee that is a Permitted Transferee of a Holder shall be aggregated together with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.

3.2 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

3.3 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

3.4 Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, regardless of whether all of the parties have executed the same counterpart.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.5 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Notices.  All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on the signature page or Schedule A hereto, or to such address as subsequently modified by written notice given in accordance with this Section 3.6.

3.7 Amendments and Waivers.  No provision of this Agreement may be amended, terminated or waived without the written consent of (i) the Company; and (ii) the holders of a majority of the Registrable Securities; provided, however, that if approved, such amendment, termination or waiver shall be binding on all the parties hereto, regardless of whether any such party has consented thereto.

3.8 Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.9 Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Entire Agreement.  This Agreement (including any schedules and exhibits hereto) and the Transaction Agreements (as defined in the Exchange Agreement) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes any and all other understandings, term sheets, negotiations or agreements between the parties hereto.

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3.11 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

3.12 Injunctive Relief.  In the event of a breach or threatened breach by any party of any provision of this Agreement, any other party shall be entitled to an injunction or similar equitable relief restraining such party from committing or continuing any such breach or threatened breach or granting specific performance of any action required to be performed by such party under any such provision, without the necessity of proving any actual damages and without the necessity of posting any bond or other security.

3.13 Cumulative Remedies.  None of the rights, powers or remedies conferred upon the Holders on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or any of the other Transaction Agreements, now or hereafter available at law, in equity, by statute or otherwise.

3.14 Construction.  The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, each of whom was represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof.  Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.  Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.  As used in this Agreement, the word “including” shall mean “including without limitation” and the masculine gender shall include the feminine and the neuter gender, and the neuter gender shall include the masculine and the feminine gender.

3.15 Approvals.  Without limiting anything set forth in this Agreement, including any other remedies provided herein or available at law or equity, the parties hereto agree that in the event that the parties must approve or consent to any action to be taken by the Company, any action taken by the Company without such consent or approval as required by the terms of this Agreement shall be null and void and of no force and effect.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

NEXTPHASE WIRELESS, INC.

By:  /s/ Thomas C. Hemingway
Name:   Thomas C. Hemingway
Title:     Chief Executive Officer

INVESTORS:

/s/ Richard C. Strain
      Richard C. Strain

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SCHEDULE A

Investors

Name and Address	Number of Shares Held

Richard C. Strain

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